UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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SAFEGUARD SCIENTIFICS, INC.
(Name of Registrant as Specified in Its Charter)

SIERRA CAPITAL INVESTMENTS, L.P.

HORTON CAPITAL PARTNERS FUND, LP

AVI CAPITAL PARTNERS, LP

HORTON CAPITAL PARTNERS LLC

HORTON CAPITAL MANAGEMENT, LLC

MAPLEWOOD ADVISORS GP, LLC

MAPLEWOOD ADVISORS IM, LLC

MAPLEWOOD GLOBAL PARTNERS, LLC

MAPLEWOOD PARTNERS, LLC

DARREN C. WALLIS

JOSEPH M. MANKO, JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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If an amicable resolution cannot be reached, Sierra Capital Investments, L.P., together with the other participants named herein (collectively, “Sierra Capital”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of shareholders of Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”).

On February 8, 2018, Sierra Capital issued the following press release:

Sierra CAPITAL PREPARING to nominate director CANDIDATES to SAFEGUARD board at 2018 ANNUAL meeting

Remains Hopeful that an Amicable Resolution Can Be Reached Ahead of the Approaching Nomination Deadline

Continues to Believe that Change is Required in Order to Ensure Shareholder Interests and Value Creation are Paramount in the Boardroom

NEW YORK, NY – February 8, 2018 /PRNewswire/ -- Sierra Capital Investments, L.P. (“Sierra”), one of the largest shareholders of Safeguard Scientifics, Inc. (“Safeguard,” or the “Company”)(NYSE: SFE), with ownership of approximately 5.1% of the Company’s outstanding shares, issued a statement today announcing that it is preparing to nominate a slate of highly-qualified individuals for election to Safeguard’s Board of Directors (the “Board”) at the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”).

“We appreciate the ongoing dialogue we have had with the Company thus far, however, we continue to believe that significant and urgent changes are required at Safeguard in order to substantially improve value for shareholders, including with respect to board composition. As detailed in our January 29th letter to the Safeguard Chairman, as part of our good faith effort to work constructively with the Company, we submitted a list of director candidates for potential appointment to the Board per Safeguard’s request. We remain hopeful that the Board will seriously consider the candidates we have recommended in good faith and importantly, in a timely manner.

In light of the upcoming February 23rd nomination deadline, we have no choice but to begin preparing to nominate a slate of highly-qualified candidates for election to Safeguard’s seven-person Board at the Annual Meeting in the event we cannot reach an amicable resolution with the Company beforehand. We are still in the process of evaluating the degree of change that we believe is necessary on the Board and the number of candidates we will seek to elect. At this time, our intention is to nominate at least three of the highly-qualified director candidates whom we have submitted for interviews with Safeguard.

It has always been our preference to work constructively with Safeguard and we continue to remain hopeful that we can avoid a costly proxy contest and reach an amicable resolution that is in the best interests of all Safeguard shareholders. We nonetheless must reserve our rights as shareholders to take any action that we deem necessary to ensure the interests of Safeguard shareholders remain paramount in the boardroom.

We certainly hope the Board is acting in good faith and caution the Board against taking any steps to diminish or suppress the rights of its shareholders to nominate and seek the election of director candidates at the Annual Meeting, including, without limitation, any changes to its corporate governance structure.”

About Sierra Capital Investments, L.P.

Sierra Capital Investments, L.P. is an entity owned by Maplewood Partners, LLC (“Maplewood”) and Horton Capital Partners, LLC (“Horton”). Maplewood is an alternative asset management firm that employs an opportunistic, value driven approach that capitalizes on complex, misunderstood, or off-the-run opportunities in both public and private equities. Horton is an investment firm making concentrated investments in undervalued and under-appreciated small and micro-capitalization public companies.

Investor contacts:

Darren C. Wallis

(610) 816-6660

www.maplewoodllc.com

Joseph M. Manko, Jr.

(215) 399-5402

www.thehortonfund.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

If an amicable resolution cannot be reached, Sierra Capital Investments, L.P., together with the other participants named herein (collectively, “Sierra Capital”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of shareholders of Safeguard Scientifics, Inc. (the “Company”).

SIERRA CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Sierra Capital Investments, LP (“Sierra”), Horton Capital Partners Fund, LP (“HCPF”), AVI Capital Partners, LP (“AVI”), Horton Capital Partners LLC (“HCP”), Horton Capital Management, LLC (“HCM”), Maplewood Advisors GP, LLC (“MAGP”), Maplewood Advisors IM, LLC (“MAIM”), Maplewood Global Partners, LLC (“MGP”), Maplewood Partners, LLC (“MP”), Darren C. Wallis (“Mr. Wallis”), Joseph M. Manko, Jr. (“Mr. Manko”) and Sierra Capital’s director nominees, which have not yet been identified.

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As of the date hereof, Sierra owns directly 707,845 shares of Common Stock of the Company (the “Common Stock”). Pursuant to investment management agreements, HCM and MAIM maintain investment and voting power with respect to the securities held by Sierra. However, despite the delegation of investment and voting power to HCM and MAIM, HCP and MGP may be deemed to be the beneficial owners of such securities under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Rule 13d-3”) because HCP and MGP have the right to acquire investment and voting power through termination of investment management agreements with HCM and MAIM. As of the date hereof, HCPF owns directly 22,975 shares of Common Stock. Pursuant to investment management agreements, HCM maintains investment and voting power with respect to the securities held by HCPF. However, despite the delegation of investment and voting power to HCM, HCP may be deemed to be the beneficial owner of such securities under Rule 13d-3 because HCP has the right to acquire investment and voting power through termination of investment management agreements with HCM. As of the date hereof, AVI owns directly 10,098 shares of Common Stock. Pursuant to investment management agreements, MAIM maintains investment and voting power with respect to the securities held by AVI. However, despite the delegation of investment and voting power to MAIM, MAGP may be deemed to be the beneficial owner of such securities under Rule 13d-3 because MAGP has the right to acquire investment and voting power through termination of investment management agreements with MAIM. HCM and MAIM also act as investment advisers to certain jointly managed accounts. Under investment management agreements with these jointly managed accounts, HCM and MAIM have investment and voting power with respect to 304,722 shares of Common Stock held in such managed accounts. HCP and MGP are the general partners for Sierra. MAGP is the general partner of AVI. HCP is the general partner of HCPF. Mr. Manko is the managing member of HCM and HCP. MP is the parent company of MGP, MAIM and MAGP. Mr. Wallis is the managing member of MP, MGP, MAGP, and MAIM. By reason of the provisions of Rule 13d-3, (i) each of MP, Mr. Wallis and MAIM may be deemed to beneficially own the 1,022,665 shares of Common Stock held by AVI, Sierra and the managed accounts, (ii) each of HCM and Mr. Manko may be deemed to beneficially own the 1,035,542 shares of Common Stock held by HCP, Sierra and the managed accounts, (iii) HCP may be deemed to beneficially own the 730,820 shares of Common Stock held by HCPF and Sierra, (iv) MGP may be deemed to beneficially own the 707,845 shares of Common Stock held by Sierra, and (v) MAGP may be deemed to beneficially own the 10,098 shares of Common Stock held by AVI. Each of the Participants disclaims beneficial ownership of the shares of Common Stock reported owned herein, except to the extent of his or its pecuniary interest therein.

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